UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2019

Adhera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4721 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	919-578-5901

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Matters.

On February 28, 2019, Adhera Therapeutics, Inc. (the “Company”) entered into a Co-Promotion Agreement (the “Co-Promotion Agreement”) with Alyvant, Inc. (“Alyvant”), pursuant to which Alyvant agreed to provide certain co-promotion activities with respect to the Company’s Prestalia product, an approved therapy for the treatment of hypertension, in five specific geographic areas within the United States. On March 4, 2019, the Company issued a press release disclosing the Co-Promotion Agreement, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release of Adhera Therapeutics, Inc. dated March 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adhera Therapeutics, Inc.

March 6, 2019	By:	/s/ Robert C. Moscato, Jr.
	Name:	Robert C. Moscato, Jr.
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Adhera Therapeutics, Inc. dated March 4, 2019.